Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference the Registration Statements (Form S-8 No. 333-77243, Form S-8 No. 333-03599, Form S-8 No. 333-104367 and Form S-8 No. 333-125836) pertaining to the Eaton Savings Plan of our report dated June 14, 2006, with respect to the financial statements of the Eaton Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.
Meaden & Moore, Ltd
Cleveland, Ohio
June 23, 2006